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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Marketo, Inc.:

          We consent to the use of our report dated February 25, 2013 included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to the change in method of accounting for revenue arrangements with multiple deliverables.

/s/ KPMG LLP

Santa Clara, California
April 25, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm